UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

SUPPLEMENT TO PROXY STATEMENT FOR THE

ANNUAL SHAREHOLDER MEETING

TO BE HELD ON APRIL 30, 2015

This proxy statement supplement, dated April 17, 2015 (this “Supplement”), supplements the proxy statement dated March 13, 2015 (the “Proxy Statement”) in connection with the solicitation of proxies by the company’s board of directors (the “Board”) to be voted at the 2015 Annual General Meeting of the company’s shareholders to be held at 2:00 p.m., local time, on Thursday, April 30, 2015 at the company’s corporate headquarters, Park Tower, 15th floor, Gubelstrasse 24, 6300 Zug, Switzerland (the “Annual Shareholder Meeting”).

The purpose of this Supplement is to provide supplemental information and revisions to the proposed amendments to the company’s Articles of Association to be adopted by the shareholders under Proposals 3 and 4 of the Proxy Statement.  Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in casting your vote.  To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the different or updated information contained in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

SUPPLEMENTAL DISCLOSURE AND AMENDMENT OF PROPOSAL 3

AMEND THE ARTICLES OF ASSOCIATION

TO DEFINE THE PRINCIPLES OF COMPENSATION

Pursuant to changes under Swiss law that became effective as of January 1, 2014 (the “Ordinance”), we are required to amend our Articles of Association to define the principles of compensation, including performance-based compensation and equity grants.  As set forth in the Proxy Statement, the company is seeking shareholder approval of the adoption of a new Article 20b to the company’s Articles of Association that (i) specifies the components of compensation that may be paid to directors and executives officers; and (ii) provides for the payment of retirement, health and welfare benefits, all consistent with the company’s current pay practices.

ISS Proxy Advisory Services, a proxy advisory firm (“ISS”), has recommended that its clients vote “against” Proposal 3, while our Board has recommended that shareholders vote “for” this proposal.  According to ISS’s proxy voting report, ISS’ “against” recommendation relates to the language in paragraph b) of the proposed Article 20b that would “allow for the provision of retirement benefits to members of the board of directors, including non-executive members.”

As set forth in the Proxy Statement, the company does not currently have, and in the future does not plan to implement, a retirement benefit scheme for non-executive directors.  Nonetheless, the company has determined  to amend paragraph b) of proposed Article 20b to the company’s Articles of Association and the accompanying explanations in the Proxy Statement to delete the reference to “retirement” benefits that may otherwise be payable as compensation to directors.  Pursuant to Swiss law, we are required to submit to you for your approval both the English version and the (authoritative) German version of the amendment to paragraph b) of proposed Article 20b the Articles of Association (deleted text is struck through):

Revised paragraph b) of Article 20b, as set forth in Appendix B to the Proxy Statement:

Artikel 20b Vergütungsgrundsätze, Erfolgsabhängige Vergütung, Beteiligungspläne und Vorsorgepläne	Article 20b Principles of Compensation, Performance-based Compensation, Equity Plans and Benefit Plans

b)                           Die Gesellschaft kann den Mitgliedern des Verwaltungsrates eine Vergütung entrichten, die sich aus einem oder mehreren der folgenden Elemente zusammensetzt: (i) Barvergütungen für die Tätigkeit als Mitglied des Verwaltungsrats, Lead Independent Director, Vorsitzender oder Mitglied der verschiedenen Ausschüsse des Verwaltungsrats oder einer anderen vom Verwaltungsrat angeordneten Funktion; (ii) Sitzungsgelder; (iii) aktienbasierte und erfolgsabhängige Vergütungen; und (iv) ~~Renten-~~, Krankheits- und Vorsorgeleistungen.

b)                                     The Company may pay to the members of the Board of Directors compensation that shall consist of one or more of the following elements: (i) cash retainers for services as a director, lead independent director, chairperson or member of various committees of the Board of Directors or such other capacity as requested by the Board of Directors; (ii) meeting attendance fees; (iii) equity-based and/or performance based awards; and (iv) ~~retirement,~~ health and welfare benefits.

Your Board unanimously recommends a vote FOR the adoption of Article 20b of the Articles of Association and FOR the related amendments to Articles 18(b) and Article 19(6) as described in this proposal and set forth in Appendix B of the Proxy Statement, with the revisions to paragraph b) of Article 20b set forth in this Supplement.

SUPPLEMENTAL DISCLOSURE AND AMENDMENT OF PROPOSAL 4

AMEND THE ARTICLES OF ASSOCIATION TO LIMIT THE NOTICE PERIOD IN

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS AND AGREEMENTS

WITH DIRECTORS, AND TO PROHIBIT LOANS AND

CREDIT TO EXECUTIVES AND DIRECTORS

Pursuant to the Ordinance, we are required to amend our Articles of Association to: (i) limit the “notice period” (as discussed in the Proxy Statement) in any compensation-related agreements we enter into with our directors and executive officers; (ii) prohibit any loans or credit to our directors and executive officers; and (iii) limit pension payments that may be paid to our directors and executive officers in excess of mandatory pension schemes.  As set forth in the Proxy Statement, the company is seeking shareholder approval of the adoption of a new Article 20c to the Articles of Association to comply with the Ordinance.

As originally proposed, paragraph c) of Article 20c provided that our directors and executive officers could be paid retirement benefits in accordance with mandatory retirement benefit laws and pension systems and that such retirement benefits would not constitute “compensation” subject to shareholder approval under Swiss law.  ISS has recommended that its clients vote “against” Proposal 4, while our Board has recommended that shareholders vote “for” this proposal.  According to ISS’s proxy voting report, ISS’ “against” recommendation relates to the language in paragraph c) of proposed Article 20c that would “allow for the provision of retirement benefits to members of the board of directors, including non-executive members.”

As set forth in the Proxy Statement, the company does not currently have, and in the future does not plan to implement, a retirement benefit scheme for non-executive directors.  Nonetheless, the company has determined  to amend paragraph c) of proposed Article 20c to the Articles of Association and the accompanying explanations in the Proxy Statement to delete the reference to “members of the Board of Directors” receiving retirement benefits in accordance with mandatory retirement benefit laws and pension schemes.  Pursuant to Swiss law, we are required to submit to you for your approval both the English version and the (authoritative) German version of the amendment to paragraph c) of proposed Article 20c the Articles of Association, as follows (deleted text is struck through):

Revised paragraph c) of Article 20c, as set forth in Appendix B to the Proxy Statement:

Artikel 20c Arbeitsverträge, Darlehen, Kredite und Vorsorgeleistungen ausserhalb der beruflichen Vorsorge	Article 20c Employment Agreements, Loans, Credits and Pension Payments outside the Occupational Pension Scheme

c)                            Die Mitglieder ~~des Verwaltungsrats und~~ der Geschäftsleitung können Rentenleistungen in Übereinstimmung mit zwingenden Rentengesetzen und Pensionssystemen erhalten. Solche Rentenleistungen stellen keine Vergütung dar, die der Genehmigung durch die Aktionäre bedürfte.

c)                                      The members of ~~the Board of Directors and the~~ Executive Management may receive retirement benefits in accordance with mandatory retirement benefit laws and pension systems. Such retirement benefits do not constitute “compensation” that would require shareholder approval.

Your Board unanimously recommends a vote FOR the adoption of Article 20c of the Articles of Association as described in this Proposal and set forth in Appendix B of the Proxy Statement, with the revisions to paragraph c) of Article 20c set forth in this Supplement.

VOTING MATTERS

There are no changes to the previous proxy card.  If you have already voted, you do not need to take any action unless you wish to change your vote.  Proxies and voting instructions already returned by shareholders will remain valid and will be voted at the Annual Shareholder Meeting in the manner indicated unless you revoke your proxy or change your voting instructions before your shares are voted at the Annual Shareholder Meeting.  If no instructions are provided in an executed proxy card, the common shares represented by the proxy will be voted at the Annual Shareholder Meeting in accordance with the Board’s recommendation for each proposal as set forth in the Proxy Statement and in this Supplement.  Please see “General Meeting Information” in the Proxy Statement for important information regarding how to vote your shares, revoke your proxy or change voting instructions.

Wayne H. Datz
Corporate Secretary